ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of December, 2015, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit V attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the O’Shaughnessy Market Leaders Value Fund and the O’Shaughnessy Small Cap Value Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Vis hereby superseded and replaced with Amended Exhibit V attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy

Printed Name: Douglas G. Hess		Printed Name: Michael R. McVoy

Title: President		Title: Executive Vice President

O’Shaughnessy

Amended Exhibit V to the Advisors Series Trust Fund Accounting Agreement

Name of Series
O’Shaughnessy Small/Mid Cap Growth Fund
O’Shaughnessy Enhanced Dividend Fund
O’Shaughnessy All Cap Core Fund
O’Shaughnessy Global Equity Fund
O’Shaughnessy Emerging Markets Fund
O’Shaughnessy International Equity Fund
O’Shaughnessy Market Leaders Value Fund
O’Shaughnessy Small Cap Value Fund

FUND ACCOUNTING SERVICES Fee Schedule at June, 2010
Annual Fund Accounting Fee Based Upon Total Assets of Fund Complex*
$___ on the first $___ million (includes ___ funds with one class)
Additional funds, above the first 5 at $___ per fund.
(Discount of ___% in the first 6 months and ___% for the next 18 months and ___% in year 3).
___ basis point on the next $___
___ basis point on the balance above $___

Additional Classes
■    $___ for each additional class of shares

Out-Of-Pocket Expenses
■    Pricing Services
       −  $___ Domestic and Canadian Equities/Options
       −  $___ Corp/Gov/Agency Bonds/International Equities/Futures
       −  $___ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
       −  $___ /Fund per Day - Bank Loans
       −  $___ /Fund per Day - Credit Default Swaps
       −  $___ /Fund per Day - Basic Interest Rate Swaps
       −  $___ /Fund per Month - Mutual Fund Pricing
       −  $___ /Foreign Equity Security per Month for Corporate Action Service
       −  $___ /Month Manual Security Pricing (>10/day)

■    Factor Services (BondBuyer)
       −  $___ /CMO/Month
       −  $___ /Mortgage Backed/Month
       −  $___ /Month Minimum/Fund Group

■    Fair Value Services (FT Interactive)
       −  $___ on the First ___ Securities/Day
       −  $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Use of an alternative price source may require amendments to these fees.

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Fees are billed monthly
*NOT subject to annual CPI increase, Milwaukee, MSA.

No advisor signature required as the fund accounting fees are not changing at December 3, 2015.

O’Shaughnessy

Amended Exhibit V (continued) to the Advisors Series Trust Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2010

Out-Of-Pocket Expenses
■    Pricing Services
       −  $___ Domestic and Canadian Equities/Options
       −  $___ Corp/Gov/Agency Bonds/International Equities/Futures
       −  $___ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
       −  $___ /Fund per Day - Bank Loans
       −  $___ /Fund per Day - Credit Default Swaps
       −  $___ /Fund per Day - Basic Interest Rate Swaps
       −  $___ /Fund per Month - Mutual Fund Pricing
       −  $___ /Foreign Equity Security per Month for Corporate Action Service
       −  $___ /Month Manual Security Pricing (>10/day)

■    Factor Services (BondBuyer)
       −  $___ /CMO/Month
       −  $___ /Mortgage Backed/Month
       −  $___ /Month Minimum/Fund Group

■    Fair Value Services (FT Interactive)
       −  $___ on the First ___ Securities/Day
       −  $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

No advisor signature required as the fund accounting fees are not changing at December 3, 2015.

O’Shaughnessy